UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 12, 2003

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8815 Centre Park Drive, Suite 400 Columbia, Maryland 21045
(Address of principal executive offices)

(410) 730-9092
(Registrant’s telephone number, including area code)

Item 5.            Other Events

The Registrant filed its Annual Report on Form 10-K for the year ended December 31, 2002 with the Securities and Exchange Commission on March 27, 2003 prior to the effective date of Securities and Exchange Commission Regulation G.  The Registrant is providing in this Current Report on Form 8-K an identification of the non-GAAP measures included in the Annual Report on Form 10-K and the reconciliations required under Securities and Exchange Commission Regulation G.

The non-GAAP financial measures reported in the Registrant’s 2002 Annual Report on Form 10-K and the most directly comparable GAAP financial measures are set forth below (dollars in thousands).

	2002	2001	2000	1999	1998
Balance Sheet Data (as of period end):
Debt to total assets	62.6%	58.3%	59.7%	55.4%	54.4%
Debt to undepreciated real estate assets (non-GAAP)	62.1%	58.6%	60.4%	55.9%	55.1%

Other Financial Data (for the year ended):
Net income available to common shareholders	$13,167	$13,065	$11,332	$12,229	$4,369
Funds from operations (“FFO”)(non-GAAP)	$47,666	$40,419	$34,587	$27,428	$11,778
FFO assuming conversion of share options, common unit warrants, preferred units and preferred shares (non-GAAP)	$50,824	$43,214	$37,504	$31,401	$15,517
Adjusted funds from operations assuming conversion of share options, common unit warrants, preferred units and preferred shares (non-GAAP)	$41,795	$34,609	$30,554	$26,056	$13,194
Earnings payout ratio	149.9%	126.3%	131.0%	102.8%	150.8%
FFO payout ratio (non-GAAP)	60.5%	62.6%	67.0%	64.3%	77.7%

In 2003, the Registrant recorded a reclassification in connection with its accounting under Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”)(the “SFAS 141 Reclassification”).  The Registrant also recorded in 2003 a reclassification of losses on early retirement of debt in connection with its adoption of Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections” (“SFAS No. 145”) on January 1, 2003 (the “SFAS 145 Reclassification”).  These reclassifications changed the non-GAAP measures set forth in the table above.  The table below sets forth the SFAS 141 Reclassification and SFAS 145 Reclassification for the years ended December 31, 1998 through 2002 (dollars in thousands).

	For the Years Ended December 31,
	2002	2001	2000	1999	1998
SFAS 141 Reclassification	$2,342	$—	$—	$—	$—
SFAS 145 Reclassification	312	213	153	903	—

The SFAS 141 Reclassification increased FFO and FFO assuming conversion of share options, common unit warrants, preferred units and preferred shares for the year ended December 31, 2002.  The SFAS 145 Reclassification decreased (1) FFO, (2) FFO assuming conversion of share options, common unit warrants, preferred units and preferred shares and (3) adjusted funds from operations assuming conversion of share options, common unit warrants, preferred units and preferred shares for the years ended December 31, 1999 through 2002.

The Registrant believes that the non-GAAP measures used in the Annual Report on Form 10-K are helpful to investors in measuring its performance and liquidity and comparing such performance and liquidity to other real estate investment trusts (“REITs”).  Descriptions of these non-GAAP measures are set forth below.

FFO and FFO assuming conversion of share options, common unit warrants, preferred units and preferred shares

FFO means net income available to common shareholders computed using generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of real estate, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  Gains from sales of newly-developed properties less accumulated depreciation, if any, required under GAAP are included in FFO on the basis that development services are the primary revenue generating activity; the Registrant believes that inclusion of these development gains is in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO, although others may interpret the definition differently.  Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time.  NAREIT stated in its April 2002 White Paper on Funds from Operations “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.”  As a result, the concept of FFO was created by NAREIT for the REIT industry to “address this problem.”  The Registrant agrees with the concept of FFO and believes that FFO is useful to investors as a supplemental measure of operating performance.  In addition, since most equity REITs provide FFO information to the investment community, the Registrant believes that FFO is useful to investors as a supplemental measure for comparing its results to those of other equity REITs, although the FFO the Registrant presents may not be comparable to the FFO presented by other REITs since they may interpret the current NAREIT definition of FFO differently or they may not use the current NAREIT definition of FFO.  The Registrant believes that net income available to common shareholders is the most directly comparable GAAP measure to FFO.

Adjusted funds from operations (“AFFO”) and AFFO assuming conversion of share options, common unit warrants, preferred units and preferred shares

AFFO is FFO, adjusted to eliminate the effect of noncash rental revenues (comprised of straight-line rental adjustments and the amortization of the value assigned to in-place operating leases of acquired properties in connection with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”)) and recurring capital expenditures (most capitalized fixed asset expenditures and leasing costs incurred for operating real estate properties).  The Registrant believes that AFFO is an important supplemental measure of liquidity for an equity REIT because it provides investors with an indication of its ability to incur and service debt and to fund dividends and other cash needs.  In addition, since most equity REITs provide AFFO information to the investment community, the Registrant believes AFFO is a useful supplemental measure for comparing the Registrant to other equity REITs.  The Registrant believes that net income available to common shareholders is the most directly comparable GAAP measure to AFFO.

Payout ratio, as derived from FFO assuming conversion of share options, common unit warrants, preferred units and preferred shares (“FFO Payout Ratio”)

FFO Payout Ratio is defined as (1) the sum of (A) dividends on common shares and convertible preferred shares and (B) distributions to holders of common units and convertible preferred units in the Operating Partnership not owned by the Registrant divided by (2) FFO assuming conversion of share options, common unit warrants, preferred units and preferred shares.  The Registrant believes that FFO payout ratio is useful to investors as a supplemental measure of its ability to make distributions to investors.  In addition, since most equity REITs provide FFO Payout Ratio information, the Registrant believes FFO Payout Ratio is a useful supplemental measure for comparing the Registrant to other equity REITs.  The Registrant believes that Earnings Payout Ratio is the most comparable GAAP measure.  Earnings Payout Ratio is defined as dividends on common shares divided by net income available to common shareholders.

Debt to Undepreciated Real Estate Assets

Debt to Undepreciated Real Estate Assets is defined as mortgage loans payable divided by net investment in real estate presented on our balance sheet excluding the effect of accumulated depreciation incurred to date on such real estate.  The Registrant believes that the measure of Debt to Undepreciated Real Estate Assets is useful to investors as a supplemental measure of the Registrant’s borrowing levels.  In addition, since most equity REITs provide Debt to Undepreciated Real Estate Asset information, the Registrant believes Debt to Undepreciated Real Estate Assets is a useful supplemental measure for comparing the Registrant to other equity REITs.  The Registrant believes that the measure of Debt to Total Assets, defined as mortgage loans payable divided by total assets, is the most comparable GAAP measure.

Set forth below is a reconciliation of the Registrant’s net income available to common shareholders to FFO, FFO assuming conversion of share options, common unit warrants, preferred units and preferred shares and AFFO assuming conversion of share options, common unit warrants, preferred units and preferred shares (dollars and shares in thousands).

	For the Years Ended December 31,
	2002	2001	2000	1999	1998

Net income available to common shareholders	$13,167	$13,065	$11,332	$12,229	$4,369
Convertible preferred share dividends	544	508	—	—	—
Minority interests-preferred units	—	—	—	2,559	3,412
Minority interests-common units	—	—	—	—	1,171
Numerator for earnings per share-diluted	13,711	13,573	11,332	14,788	8,952
Real estate related depreciation and amortization	28,655	20,702	16,887	11,987	6,238
Gain on sales of real estate, excluding development portion	(268)	(416)	(107)	(1,140)	—
Cumulative effect of accounting change, gross	—	263	—	—	—
Loss on early retirement of debt, gross	312	213	153	903	—
Minority interests-common units	5,800	6,592	6,322	3,449	—
Convertible preferred share dividends	(544)	(508)	—	—	—
Minority interests-preferred units	—	—	—	(2,559)	(3,412)
FFO	47,666	40,419	34,587	27,428	11,778
Restricted common share dividends	283	—	—	—	—
Minority interests-preferred units	2,287	2,287	2,240	2,620	3,412
Convertible preferred share dividends	544	508	677	1,353	327
Expense on dilutive options	44	—	—	—	—
FFO assuming conversion of share options, common unit warrants, preferred units and preferred shares	$50,824	$43,214	$37,504	$31,401	$15,517
Straight-line rent adjustments	(2,389)	(3,175)	(4,107)	(2,766)	(1,785)
Recurring capital expenditures	(6,640)	(5,430)	(2,843)	(2,579)	(538)
AFFO assuming conversion of share options, common unit warrants, preferred units and preferred shares	$41,795	$34,609	$30,554	$26,056	$13,194

Denominator for earnings per share-diluted	24,547	21,623	19,213	22,574	19,237
Common units	9,282	9,437	9,652	4,883	—
Restricted shares	326	—	—	—	—
Convertible preferred units	2,421	2,421	2,371	70	—
Convertible preferred shares	—	—	918	1,845	449
Additional dilutive share options	58	—	—	—	—
Weighted average common shares/units for FFO assuming conversion of share options, common unit warrants preferred units and preferred shares	36,634	33,481	32,154	29,372	19,686

Set forth below is a reconciliation of the dividends and distributions used for the computation of the Registrant’s Earnings Payout Ratio to the dividends and distributions used for the computation of the Registrant’s FFO Payout Ratio (dollars in thousands).

	For the Years Ended December 31,
	2002	2001	2000	1999	1998
Common share dividends for Earnings Payout Ratio	$19,732	$16,505	$14,850	$12,577	$6,589
Convertible preferred share dividends	544	508	677	1,353	327
Common unit distributions	7,921	7,734	7,354	3,644	1,728
Common share dividends on restricted shares	283	—	—	—	—
Convertible preferred unit distributions	2,287	2,287	2,240	2,620	3,412
Dividends and distributions for FFO Payout Ratio	$30,767	$27,034	$25,121	$20,194	$12,056

Set forth below is a reconciliation of the total assets used for the computation of the Registrant’s Debt to Total Assets to the undepreciated real estate assets used for the computation of the Registrant’s Debt to Undepreciated Real Estate Assets (dollars in thousands).

	As of December 31,
	2002	2001	2000	1999	1998
Total assets used for Debt to Total Assets	$1,126,471	$984,210	$794,837	$721,034	$563,677
Add: Accumulated depreciation on real estate assets	76,095	51,552	33,468	18,279	9,469
Less: Other assets	(67,342)	(57,157)	(43,250)	(24,545)	(16,790)
Undepreciated real estate assets used for Debt to Undepreciated Real Estate Assets	$1,135,224	$978,605	$785,055	$714,768	$556,356

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2003

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Randall M. Griffin
Name:	Randall M. Griffin
Title:	President and Chief Operating Officer

By:	/s/ Roger A. Waesche, Jr.
Name:	Roger A. Waesche, Jr.
Title:	Chief Financial Officer